Exhibit 99.1

FOR IMMEDIATE RELEASE

AR Capital Acquisition Corp. Announces Approval of all Proposals Submitted at Special Meeting

•	Time to complete business combination extended

•	Company now named “Axar Acquisition Corp.”

•	Board of Directors declares warrant dividend on common stock

NEW YORK, NEW YORK, October 7, 2016 – AR Capital Acquisition Corp. (NASDAQ: AUMA) (the “Company”) announced that its stockholders and public warrantholders approved all proposals submitted for a vote at the special meeting of stockholders and special meeting of public warrantholders held on October 6, 2016. The Company also announced that its Board of Directors has declared a dividend on the Company’s common stock consisting of one-half of one warrant for each share of common stock, as described below, payable to stockholders of record as of October 11, 2016.

In addition, the Company announced the closing today of the transactions contemplated by the agreement among the Company, AR Capital, LLC (“ARC”) and Axar Master Fund Ltd. (“Axar”) relating to ARC’s transfer of all of its shares of Company common stock and warrants to Axar (“Transfer Agreement”). In connection with the closing, the Company changed its name to “Axar Acquisition Corp.” The Company’s common stock, units and warrants will continue to trade on The Nasdaq Capital Market under the symbols “AXAR,” “AXARU” and “AXARW.”

At the special meeting of stockholders, the Company’s stockholders approved the following proposals, among others:

(1) to extend the date by which the Company must complete a business combination from October 7, 2016 (the “Current Termination Date”) to (i) October 1, 2017 or (ii) if prior to October 1, 2017, the Company publicly discloses that an extension past October 1, 2017 will not prevent the Company from maintaining the listing of its securities on The Nasdaq Capital Market, December 31, 2017 (the “Extended Termination Date”) (the “Extension Amendment”);

(2) to change the Company’s name from “AR Capital Acquisition Corp.” to “Axar Acquisition Corp.”; and

(3) to extend the date on which the trustee must commence liquidation of the Company’s trust account in the event the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date.

At the special meeting of stockholders, holders of 21,493,889 shares of common stock initially included as part of the units sold in the Company’s initial public offering (“public shares”) elected to exercise their redemption rights, which resulted in 2,506,111 public shares remaining outstanding following the special meeting of stockholders. As a result, the other proposals submitted for stockholder approval, including proposals for a reverse stock split and cash dividend, which were approved, will not be effected because the implementation of such proposals was conditioned upon there being more than 10,000,000 public shares outstanding immediately after the completion of redemption of public shares in connection with the Extension Amendment.

At the special meeting of public warrantholders, the Company’s public warrantholders approved a proposal to convert, upon the consummation of a business combination, all of the 12,000,000 outstanding warrants included as part of the units sold in the IPO (the “public warrants”) into the right to receive $0.15 per public warrant, payable in cash or shares of the Company’s common stock (valued at $10.00 per share), at the discretion of the Company, and to increase the exercise price of the warrants issued in a private placement concurrently with our IPO from $11.50 to $12.50 per share, subject to adjustment.

Following the approval of the foregoing proposals, the Company’s Board of Directors declared a dividend on the Company’s common stock consisting of one-half of one warrant per share of common stock, with each whole warrant exercisable to purchase one share of common stock at $12.50 per share (each a “new warrant”). The new warrants will be issued on October 17, 2016 to stockholders of record on October 11, 2016. Each holder of the Company’s common stock will receive one-half of one new warrant for every share owned as of the record date (with the number of warrants rounded down to the nearest whole number). The new warrants will not be exercisable until the later of (i) the date that is 30 days after the first date on which the Company completes an initial business combination and (ii) October 17, 2017. The new warrants are expected to be quoted on the OTC market. Only a whole new warrant may be exercised at any given time by a warrantholder. A warrantholder will not be able to exercise any one-half of one new warrant unless it is combined with another one-half of one new warrant. The Company will issue the new warrants pursuant to a warrant agreement which will be attached as an exhibit to the Company’s Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission prior to the date of issuance of the new warrants.

 ABOUT AR CAPITAL ACQUISITION CORP.

AR Capital Acquisition Corp. was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.

ABOUT AXAR CAPITAL MANAGEMENT LP

Axar Capital Management LP is an investment manager focused on value-oriented and opportunistic investing. Headquartered in New York City, the firm was founded by Andrew Axelrod, the former co-head of North America for Mount Kellett Capital Management.

FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. With respect to the pending transactions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of proposed transactions; the ability to complete proposed transactions; the benefits of any such transactions and their impact on the Company's business; and any statements of assumptions underlying any of the foregoing. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this press release. Unless otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK UNDERLYING THE NEW WARRANTS. ANY SUCH OFFER WILL ONLY BE MADE BY MEANS OF A PROSPECTUS FOLLOWING REGISTRATION OF THE UNDERLYING COMMON STOCK WITH THE COMMISSION.